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                                                                       EXHIBIT 4

                            VALLICORP HOLDINGS, INC.
         1996 AUBURN 1982 NON-QUALIFIED CONTINUATION STOCK OPTION PLAN


     1.  Background.
         ----------

         (a) ValliCorp Holdings, Inc. (the "Company") and Auburn Bancorp ("Auburn") entered into an Agreement and Plan of Reorganization dated as of March 27, 1996 (the "Merger Agreement"), which provides for the merger (the "Merger") of Auburn with and into the Company.

         (b) Section 7.10 of the Merger Agreement provides, in its entirety, as follows:

         "7.10 Stock Options.
               -------------

         (a) At and as of the Effective Time, ValliCorp shall assume each and every outstanding option to purchase shares of Auburn Common Stock ("Auburn Stock Option") and all obligations of Auburn under the Auburn Stock Plans. Each and every Auburn Stock Option so assumed by ValliCorp under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Auburn Stock Plans immediately prior to the Effective Time, except that: (i) such Auburn Stock Option shall be exercisable for that number of whole shares of ValliCorp Common Stock equal to the product of (A) the number of shares of Auburn Common Stock that were purchasable under such Auburn Stock Option immediately prior to the Effective Time multiplied by (B) the Conversion Ratio, rounded down to the nearest whole number of shares of ValliCorp Common Stock; and (ii) the per share exercise price for the shares of ValliCorp Common Stock issuable upon exercise of such Auburn Stock Option shall be equal to the quotient determined by dividing

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         (A) the exercise price per share of Auburn Common Stock at which such
         Auburn Stock Option was exercisable immediately prior to the Effective Time by (B) the Conversion Ratio. At the Effective Time, ValliCorp shall issue to each holder of an outstanding Auburn Stock Option a document evidencing the assumption of such Auburn Stock Option by ValliCorp pursuant to this Section 7.10.

         (b) ValliCorp shall comply with the terms of the Auburn Stock Plans and insure, to the extent required by, and subject to the provisions of, such Plans, that Auburn Stock Options which qualify as incentive stock options prior to the Effective Time qualify as incentive stock options of ValliCorp after the Effective Time.

         (c) At or prior to the Effective Time, ValliCorp shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ValliCorp Common Stock for delivery upon exercise of Auburn Stock Options assumed by it in accordance with this Section
         7.10. At the Effective Time, or as soon as practicable thereafter, ValliCorp shall file a registration statement on Form S-4 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of ValliCorp Common Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding."

         (c) The term "Effective Time", as used herein, shall mean the effective time of the Merger as such term is defined in

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the Merger Agreement. The Effective Time occurred or is anticipated to occur on or about September 13, 1996.

         (d) As of the Effective Time, there were options for 3,615 shares of common stock, no par value ("Auburn Common Stock"), of Auburn ("Auburn Stock Options") outstanding under the Auburn Bancorp 1982 Non-qualified Stock Option Plan (the "Auburn Plan").

         (e) By way of this ValliCorp Holdings, Inc. 1996 Auburn 1982 Non-Qualified Continuation Stock Option Plan (the "Plan"), the Company is assuming the Auburn Plan as of the Effective Time, with modifications to (i) reflect the substitution of the Company for Auburn, (ii) reflect that the options to purchase stock will be options to purchase the Common Stock, par value one cent ($.01) per share, of the Company ("Company Common Stock") with appropriate adjustment for the Conversion Ratio determined according to the Merger Agreement, (iii) reduce the number of shares available for distribution under the Plan to the number of shares subject to outstanding Auburn Stock Options as of the Effective Time, and (iv) make other appropriate revisions to the Auburn Plan not inconsistent with the provisions of the Merger Agreement.

         (f) The Plan has expired, with the effect that no additional options may be granted under it. The Plan will, however, continue to govern options outstanding at the Effective Time and assumed by the Company.

     2.  Purpose.
         -------

     The purpose of the Plan is to strengthen the Company and those corporations which are or hereafter become subsidiary corporations of the Company by providing an additional means of attracting and retaining competent managerial personnel and by providing to participating directors, officers and management level employees added compensation for high levels of performance, for unusual efforts to increase the earnings of the Company and any subsidiary corporations and special efforts in establishing Auburn. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and management level employees may purchase

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shares of the common stock of the Company pursuant to options granted in accordance with this Plan.

     3.  Administration.
         --------------

     This Plan shall be administered by the Board of Directors ("Board"). Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote, or to the unanimous written consent of its members.

     Subject to the express provisions of the Plan, the Board shall have the authority to construe and interpret the Plan, and to define the terms used therein, to prescribe, amend, and rescind rules and regulations relating to administration of the Plan, to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of employment for purposes of the Plan, and to make all other determinations necessary or advisable for administration of the Plan. Determinations of the Board on matters referred to in this section shall be final and conclusive.

     4.  Participation.
         -------------

     Directors, full-time salaried officers and management level employees of the Company or of a subsidiary corporation [as that term is defined in Section 424(f) of the Internal Revenue Code, as from time to time amended (the "Code")], shall be eligible for selection to participate in the Plan. Subject to the express provisions of the Plan, the President shall select from the eligible class of individuals and make recommendations to the Board of Directors concerning the individuals to whom Options shall be granted, the terms and provisions of respective Option agreements (which need not be identical), the times at which such Options shall be granted, and the number of shares subject to each Option. An individual who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options if the Board of Directors shall so determine. The Board of Directors shall determine the individuals who shall receive Options and the terms and provisions of the Options, and shall grant such Options to such individuals.

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     5.  Stock Subject to the Plan.
         -------------------------

     Subject to adjustments as provided in Section 13 hereof, the stock to be offered under the Plan shall be shares of the Company's authorized but unissued Treasury or Common Stock (hereinafter called "stock") and the aggregate amount of stock to be delivered upon exercise of all Options granted under the Plan shall not exceed 2,965 shares. If any Option shall expire for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

     6.  Option Price.
         ------------

     The purchase price of stock subject to each Option shall be determined by the Board of Directors, but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such Option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. The purchase price of any shares purchased shall be paid-in-full in cash at the time of each said purchase.

     7.  Continuation of Employment.
         --------------------------

     Nothing contained in the Plan (or in any option agreement) shall obligate the Company or any subsidiary corporation to employ any option holder ("optionee") for any period or interfere in any way with the right of the Company or a subsidiary corporation to reduce the optionee's compensation.

     8.  Exercise of Options.
         -------------------

     Each Option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board of Directors shall determine; provided, however, that if an optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, the optionee's right to purchase any shares not purchased in such installment period shall continue until expiration of such Option. No Option or installment thereof shall be exercisable except with respect to whole shares and

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fractional share interests shall be disregarded, except that they may be accumulated. Not less than ten (10) shares may be purchased under the Option. Options may be exercised by written notice to the Company stating the number of shares with respect to which the option is being exercised. Payment of the option price in full for the number of shares to be delivered must be made in cash. Optionees will have no rights as stockholders with respect to stock of the Company subject to their Stock Option Agreements until the date of issuance of stock certificates to them.

     9.  Nontransferability of Options.
         -----------------------------

     Each Option shall, by its terms, be nontransferable by the optionee other than by Will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the optionee.

     10.  Cessation of Employment.
          -----------------------

     Except as provided in Section 11 and Section 21 hereof, if an optionee other than a Director ceases to be employed by the Company or a subsidiary corporation for any reason other than his death, the optionee's Option shall expire not later than three (3) months thereafter. In the case of a Director who ceases to be a Director of the Company for any reason other than his death, the optionee's option shall expire not later than three months thereafter. During the period after cessation of employment or cessation of being a Director, as the case may be, such Option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which the optionee ceased to be employed by the Company or a subsidiary corporation.

     11.  Termination of Employment for Cause.
          -----------------------------------

     If the Stock Option Agreement so provides and if an optionee's employment by the Company or a subsidiary corporation is terminated for cause, the optionee's Option shall expire immediately; provided, however, the Board of Directors may, in its sole discretion, within thirty (30) days of such termination, reinstate the Option by giving written notice of such reinstatement to the optionee at the optionee's last known address. In the event of reinstatement, the optionee may

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exercise the Option only to such extent, for such time, and upon such terms and conditions as if he had ceased to be employed by the Company or a subsidiary corporation upon the date of such termination for a reason other than cause or death. Termination for cause shall include termination for malfeasance or gross malfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or a subsidiary corporation, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

     12.  Death or Disability of Optionee.
          -------------------------------

     If any optionee dies while employed or while being a Director of the Company or a subsidiary corporation, or during the three-month period referred to in Section 10 hereof, the Option shall expire one (1) year after the date of such death, except as provided in Section 21 hereof. After such death but before expiration, the persons to whom the optionee's rights under the Option shall have passed by will or by the applicable laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise such Option to the extent that installments, if any, had accrued and/or vested as of the date on which the optionee ceased to be employed by the Company or a subsidiary corporation. If the Optionee shall cease to be a Director or shall terminate employment because of disability (as defined in Section 22(e)(3) of the Internal Revenue Code as amended from time to time), the optionee may exercise his or her Option under this Plan to the extent he or she is entitled to do so within twelve months of ceasing to be a Director or terminating employment, but in no event later than the expiration date in his or her option agreement.

     13.  Adjustment Upon Changes in Capitalization.
          -----------------------------------------

     If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation, or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Options may be

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granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised Options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share subject to the Option. Any adjustment under this Section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment and fractional share interests shall be disregarded except that they may be accumulated.

     14.  Terminating Events.
          ------------------

     Upon dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations, the result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company to another corporation, the Plan shall terminate. However, prior to termination optionees shall have the right to exercise their option(s) as to all shares granted them that have not been previously exercised, unless the Company has made special provision in the Employment Agreement of employees who have been granted an Option, or provision is made in connection with such transaction for assumption of Options theretofore granted, or substitution for such Options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the discretion of such successor corporation or parent or subsidiary corporation with appropriate adjustments as to number and kind of shares and prices.

     Adjustment under this section shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the Plan on account of any such adjustment and all calculations of the number of shares to be available under the Plan or any option shall be rounded down by ignoring the fraction.

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     15.  Amendment and Termination.
          -------------------------

     The Board of Directors of the Company may at any time suspend, amend, or terminate the Plan and may, with the consent of optionee, make such modification of the terms and conditions of the Option as it shall deem advisable; provided that, except as permitted under the provisions of Sections 13 or 14 hereof, no amendment or modification which would:

         (a) increase the maximum number of shares which may be purchased pursuant to Options granted under the Plan, either in the aggregate or by an individual;

         (b) change the minimum option price;

         (c) increase the maximum term of Options provided for herein; or

         (d) permit Options to be granted to anyone other than a director, officer or management level employee of the Company or a subsidiary corporation,

may be adopted without the Company having first obtained any necessary regulatory approvals and any shareholder approvals required by law.

     No option may be granted during any suspension or after termination of the Plan. Amendment, suspension, or termination of the Plan shall not (except as otherwise provided in Section 14 hereof), without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted.

     16.  Time of Granting Options.
          ------------------------

     The time an Option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board of Directors described in the second paragraph of Section 4 hereof; provided, however, that if appropriate resolutions of the Board of Directors indicate that an Option is granted as of and on some future date, the time such Option is granted shall be such future date. If action by the Board of Directors is taken by unanimous written consent of its members, the action of the Board of

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Directors shall be deemed to be at the time the last eligible Board member signs the consent.

     17.  Privileges of Stock Ownership; Securities Law Compliance: Notice of
          -------------------------------------------------------------------
Sale.
- ----

     No options shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued and delivered. No shares shall be purchased upon the exercise of any option unless and until all then applicable requirements of any regulatory agencies having jurisdiction and all applicable requirements of any exchanges upon which stock of the Company may be listed, shall have been fully complied with. The optionee shall give the Company notice of any sale or disposition of any such shares not more than five (5) days after such sale or disposition.

     18.  Effective Date of the Plan.
          --------------------------

     The amendments to the Auburn Plan incorporated within and to create this Plan shall become effective at the Effective Time.

     19.  Termination.
          -----------

     Unless previously terminated by the Board of Directors, the Plan shall terminate at the close of business on a date ten (10) years from the date first above written. No Options shall be granted under the Plan thereafter, but such termination shall not affect any Option theretofore granted. The Plan has expired with respect to the granting of additional options.

     20.  Option Agreement.
          ----------------

     Each Option shall be evidenced by a written Stock Option Agreement executed by the Company and the optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan.

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     21.  Option Period.
          -------------

     Each Option and all rights or obligations thereunder shall expire on such date as the Board of Directors may determine, but not later than ten (10) years from the date such Option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.

     22.  Exculpation and Indemnification.
          -------------------------------

     To the extent permitted by applicable law in effect from time to time, no member of the Board of Directors shall be liable for any action or omission of any other member of the Board of Directors nor for any act or omission on the member's own part, except the member's own willful misconduct or gross negligence. The Board of Directors of the Company and its subsidiary corporations shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Compensation Committee in any action brought by a third party against such person (whether or not the Company is joined as a party defendant) to impose a liability or penalty on such person while a director arising with respect to the Plan or administration thereof or by the Company, or all or any combination of the preceding; provided, the Board of Directors determines in good faith that such director or member was acting in good faith, within what such director or member reasonably believed to be the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company or any subsidiary corporation thereof. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

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     23.  Agreement and Representations of Optionee.
          -----------------------------------------

     Unless the shares of stock covered by this Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, each optionee shall, by accepting an Option, represent and agree, for himself and his transferees by Will or the laws of descent and distribution, that all stock will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an Option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the stock is being acquired in good faith for investment and not for resale or distribution. Such representation shall be identical to the form of the letter attached hereto as Exhibit "A".
Furthermore, the Company, at its sole discretion, may take all reasonable steps, including affixing the following legends on certificates embodying the shares:

          The shares registered by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement with respect to them under the Act or a written opinion of counsel for the optionee which opinion shall be acceptable to counsel for ValliCorp Holdings, Inc. that registration is not required.

to assure itself against any sale or distribution by the optionee which does not comply with this Plan or any federal or state securities law.

     In the event that the optionee at any time contemplates the disposition of any of the stock (whether by sale, exchange, gift or other form of transfer), he will first notify the Company of such proposed disposition and will thereafter cooperate with the Company in complying with all applicable requirements of law which, in the opinion of the Company, must be satisfied prior to the making of such disposition. Before consummating such disposition, optionee agrees to provide to the Company an opinion

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of optionee's counsel, of which both such opinion and such counsel shall be satisfactory to the Company, that such disposition will not result in a violation of any state or federal securities laws or regulations. The Company agrees to remove any legend affixed to the certificates embodying the shares pursuant to this Section 23 when all of the restrictions on the transfer of the shares, whether imposed by this Plan or federal or state law, have terminated.


                   ADOPTION OF PLAN AND RESERVATION OF SHARES


     For valuable consideration, including the promises set forth and the consideration provided for in the Merger Agreement, as defined in the foregoing Plan, and effective as of the Effective Time described in the foregoing Plan and defined in the Merger Agreement, the undersigned Company does hereby adopt the foregoing Plan, does hereby reserve 2,965 shares of its Common Stock for issuance upon the exercise of options under the Plan, and agrees to notify its transfer agent of such reservation.

     Executed on September 13, 1996, in Fresno, California, effective as of the Effective Time set forth in the foregoing Plan.

                                     "Company"

                                     VALLICORP HOLDINGS, INC.


                                     By: /s/
                                        -----------------------------
                                      E.L. HERBERT

                                     Title: Executive Vice President,
                                            General Counsel and
                                            Secretary

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